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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-106147 of Amphenol Corporation on Form S-3 of our reports dated January 14, 2003 (which reports express an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142) included in the Annual Report on Form 10-K/A of Amphenol Corporation for the year ended December 31, 2002, and to the use of our report dated January 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142) appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
August 11, 2003

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INDEPENDENT AUDITORS' CONSENT